                                                                      EXHIBIT 99

                              CLARUS CORPORATION
                              ------------------

                            Stock Option Agreement


     THIS AGREEMENT (together with Schedule A, attached hereto, the "Agreement"), made effective the 15th day of August, 2001, between CLARUS CORPORATION, a Delaware corporation (the "Corporation"), and SEAN FEENEY, an employee of the Corporation (the "Optionee");

                               R E C I T A L S :
                               - - - - - - - -

     WHEREAS, the Corporation believes that it would be in the best interest of the Corporation to retain the services of the Optionee in the capacity of Chief Operating Officer of the Corporation and such other positions or capacities as may be determined in the future; and

     WHEREAS, the Optionee has agreed to enter into the employ of the Corporation; and

     WHEREAS, the Corporation desires to provide certain stock-based incentive compensation to the Optionee in order to encourage the Optionee to acquire or increase his holdings of the common stock of the Corporation (the "Common Stock") and to promote a closer identification of his interests with those of the Corporation and its stockholders, thereby further stimulating his efforts to enhance the efficiency, soundness, profitability, growth and stockholder value of the Corporation;

     THEREFORE, in furtherance of the purposes stated herein and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Optionee hereby agree as follows:

     1.   Grant of Option; Term of Option.  The Corporation hereby grants to
          -------------------------------
the Optionee, as a matter of separate inducement and agreement in connection with his employment to the Corporation, and not in lieu of any salary or other compensation for his services, the right and option (the "Option") to purchase all or any part of an aggregate of one hundred fifty thousand (150,000) shares (the "shares") of the Common Stock of the Corporation, at a purchase price (the "option price") of seven dollars and forty-four cents ($7.44) per share. The Option shall be designated as a nonqualified option and shall not be intended to qualify as an incentive option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Except as otherwise provided in this Agreement, the Option will expire if not exercised in full before August 14, 2011.

     2.   Exercise of Option.  Subject to the terms of this Agreement, the
          ------------------
Option shall become exercisable on the date or dates and subject to such conditions as are set forth on Schedule A attached hereto. The Optionee expressly acknowledges and agrees that the terms of Schedule A shall be incorporated herein by reference and shall constitute part of this Agreement.
To the extent that any portion of the Option which is exercisable is not exercised, such Option shall accumulate and be exercisable by the Optionee in whole or in part at any time prior to expiration of the Option, subject to the terms herein. The Option may be exercised by giving written notice to the Corporation in form acceptable to the Administrator (as defined in Section 10 herein) and at such place as the Administrator or its designee shall direct. Such notice shall specify the number of shares to be purchased pursuant to the Option and the aggregate purchase price to be paid therefor, and shall be accompanied by the payment of such purchase price. Such payment shall be in the form of (i) cash; (ii) delivery (by either actual delivery or attestation) of shares of Common Stock owned by the Optionee at the time of exercise for a period of at least six months and otherwise acceptable to the Administrator;
(iii) delivery of written notice of exercise to the Corporation and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the option price; or (iv) a combination of the foregoing methods. Shares tendered in payment on the exercise of the Option shall be valued at their fair market value on the date of exercise, as determined by the Administrator in its discretion. Upon the exercise of the Option in whole or in part and payment of the option price to the Corporation in accordance with the provisions herein, the Corporation shall as soon thereafter as practicable issue and deliver to the Optionee (or his beneficiary in the event of his death), a certificate or certificates for the shares purchased.

     3.   Effect of Termination of Employment or Service.  The Option may not be
          ----------------------------------------------
exercised unless the Optionee is, at the time of exercise, an employee of the Corporation or a related entity, and has been an employee continuously since the date the Option was granted, subject to the following:

          (a) The Option shall not be affected by any change in the terms, conditions or status of the Optionee's employment, provided that the Optionee continues to be an employee of the Corporation or a related entity.

          (b) The employment relationship of the Optionee shall be treated as continuing intact for any period that the Optionee is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed 90 days, or, if longer, as long as the Optionee's right to reemployment is guaranteed either by statute or by contract. The employment relationship of the Optionee shall also be treated as continuing intact while the Optionee is not in active service because of disability. The Administrator shall determine whether the Optionee is disabled within the meaning of this paragraph, and, if applicable, the date of a participant's termination of employment or service for any reason (the "termination date").

          (c) If the employment or service of the Optionee is terminated because of disability, or if the Optionee dies while he is an employee or dies after the termination of his employment because of disability, the Option may be exercised only to the extent exercisable on the Optionee's termination date, except that the Administrator may in its discretion accelerate the date for exercising all or any part of the Option which was not otherwise exercisable on the termination date. The Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (i) the close of the period of 12 months next succeeding the termination date; or (ii) the close of the option period. In the event of the Optionee's death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

          (d) If the employment of the Optionee is terminated for any reason other than disability, death or for "cause," the Option may be exercised to the extent exercisable on the date of such termination of employment, except that the Administrator may in its discretion accelerate the date for exercising all or any part of the Option which was not otherwise exercisable on the date of such termination of employment. The Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (i) the close of the period of three (3) months next succeeding the termination date; or (ii) the close of the option period. If the Optionee dies following such termination of employment and prior to the earlier of the dates specified in (i) or (ii) of this subparagraph (d), the Optionee shall be treated as having died while employed under subparagraph (c) immediately preceding (treating for this purpose the Optionee's date of termination of employment as the termination date). In the event of the Optionee's death, the Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

          (e) If the employment of the Optionee is terminated for "cause," the Option shall lapse and no longer be exercisable as of his termination date, as determined by the Administrator. For purposes of this Agreement, the Optionee's termination shall be for "cause" if such termination results from the Optionee's (i) termination for cause under the terms of any employment, consulting or other agreement between the Optionee and the Corporation or a related entity; (ii) dishonesty or conviction of a crime;
     (iii) failure to perform his duties to the satisfaction of the Corporation; or (iv) engaging in conduct that could be materially damaging to the Corporation without a reasonable good faith belief that such conduct was in the best interest of the Corporation. The determination of "cause" shall be made by the Administrator and its determination shall be final and conclusive.

          (f) Notwithstanding the foregoing, the Administrator shall have authority, in its sole discretion, to accelerate the date or dates on which the Option shall become exercisable, extend the period during which the Option may be exercised, modify the terms and conditions of exercise, or any combination of the foregoing.

          (g) For purposes of this Agreement, a "related corporation" shall mean any parent, majority-owned subsidiary or predecessor of the Corporation, and "related entity" shall mean any related corporation, limited liability company, partnership or other business entity controlled by, controlling or under common control with, the Corporation; provided, however, that notwithstanding the foregoing, the term "related entity" shall be construed in the Administrator's sole discretion in a manner in accordance with the registration provisions applicable under federal securities laws.

     4.   Effect of Change of Control.
          ---------------------------

          (a) In the event of a "change of control" of the Corporation (as defined in Section 4(c) herein, the Option, to the extent it is outstanding as of the date of such change of control and not otherwise exercisable on that date, shall immediately become exercisable with respect to 50% of that portion of such outstanding Option which was not otherwise exercisable as of such date.

          (b) Notwithstanding the foregoing, in the event of a change of control, the Administrator may, in its sole and absolute discretion, determine that the Option (or portion thereof) shall not become exercisable on an accelerated basis, if the Board of Directors of the Corporation or the surviving or acquiring corporation, as the case may be, shall have taken such action, including, but not limited to, the assumption or continuation of the Option or the grant of substitute awards (in either case, with substantially similar terms as the Option), as in the opinion of the Administrator is equitable or appropriate to protect the rights and interests of the Optionee.

          (c) For the purposes herein, a "change of control" shall be deemed to have occurred on the earliest of the following dates:

               (i) The date any entity or person shall have become the beneficial owner of, or shall have obtained voting control over, forty percent (40%) or more of the outstanding Common Stock;

               (ii) The date the stockholders of the Corporation approve a definitive agreement (A) to merge or consolidate the Corporation with or into another business entity (each, a "corporation"), in which the Corporation is not the continuing or surviving corporation or pursuant to which any shares of Common Stock of the Corporation would be converted into cash, securities or other property of another corporation, other than (X) a merger or consolidation of the Corporation in which holders of Common Stock immediately prior to the merger or consolidation have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger as immediately before and (Y) any merger or consolidation of the Corporation in which holders of Common Stock immediately prior to the merger or consolidation continue to own at least a majority of the combined voting securities of the Corporation (or the surviving entity) outstanding immediately after such merger or consolidation, or
          (B) to sell or otherwise dispose of all or substantially all the assets of the Corporation; or

               (iii) The date there shall have been a change in a majority of the Board of Directors of the Corporation within a 12-month period unless the nomination for election by the Corporation's stockholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the 12-month period.

     (For purposes herein, the term "person" shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than the Corporation, a subsidiary of the Corporation or any employee benefit plan(s) sponsored or maintained by the Corporation or any subsidiary thereof, and the term "beneficial owner" shall have the meaning given the term in Rule 13d-3 under the Exchange Act.)

     5.   No Right of Continued Employment.  Nothing contained in this Agreement
          --------------------------------
shall confer upon the Optionee the right to continue in the employment or service of the Corporation or a related entity or interfere in any way with the right of the Corporation or a related entity to terminate the Optionee's employment or service at any time. Except as otherwise expressly provided in this Agreement, all rights of the Optionee with respect to the unexercised portion of the Option shall terminate upon termination of the employment or service of the Optionee with the Corporation or a related entity.

     6.   Nontransferability of Option.  The Option shall not be transferable
          ----------------------------
other than by will or the laws of intestate succession, except as may be permitted by the Administrator in its sole discretion in a manner consistent with the registration provisions of the Securities Act of 1933, as amended (the "Securities Act"). Except as may be permitted by the preceding sentence, this Option shall be exercisable during the Optionee's lifetime only by the Optionee. The designation of a beneficiary does not constitute a transfer.

     7.   Adjustments to Option and Agreement. If there is any change in the
          -----------------------------------
shares of Common Stock of the Corporation because of a merger, consolidation or reorganization involving the Corporation or a related entity, or if the Corporation declares a stock dividend or stock split distributable in shares of Common Stock or reverse stock split, or if there is a similar change in the capital stock structure of the Corporation or a related entity affecting the Common Stock, the number of shares of Common Stock subject to the Option shall be correspondingly adjusted, and the Administrator shall make such adjustments to the Option or to any provisions of this Agreement as the Administrator deems equitable to prevent dilution or enlargement of the Option.

     8.   Superseding Agreement; Binding Effect.  This Agreement supersedes any
          -------------------------------------
statements, representations or agreements of the Corporation with respect to the grant of the Option or any related rights, and the Optionee hereby waives any rights or claims related to any such statements, representations or agreements. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, next-of-kin, successors and assigns.

     9.   No Rights as Stockholder.  The Optionee and his legal representatives,
          ------------------------
legatees or distributees shall not be deemed to be the holder of any shares subject to the Option and shall not have any rights of a stockholder unless and until certificates for such shares have been issued and delivered to him or them.

     10.  Administration.  The authority to construe, interpret and administer
          --------------
this Agreement shall be vested in the Board of Directors of the Corporation, the Compensation Committee of the Board (the "Committee"), or a designee of the Board of Directors or the Committee (collectively, the "Administrator"). Any interpretation of the Agreement by the Administrator and any decision made by it with respect to the Agreement is final and binding.

     11.  Other Restrictions on Shares.
          ----------------------------

          (a) The Corporation may impose such restrictions on the Option and any shares issued or issuable pursuant to the exercise of the Option as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky or state securities laws applicable to the Option or such shares. Notwithstanding any other provision in the Agreement to the contrary, the Corporation shall not be obligated to issue, deliver or transfer shares of Common Stock, to make any other distribution of benefits, or to take any other action, unless such delivery, distribution or action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act). The Corporation may cause a restrictive legend to be placed on any certificate for shares issued pursuant to the exercise of the Option in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.

          (b) The Optionee understands that the issuance and transfer of shares subject to the Option shall not be permitted unless such shares are registered under the Securities Act and qualified under applicable state securities laws or unless, in the opinion of counsel to the Corporation, exemptions from such registration and qualification requirements are available. The Optionee understands that only the Corporation may file a registration statement with the Securities and Exchange Commission and that the Corporation is under no obligation to do so with respect to the shares subject to the Option. The Optionee has also been advised that exemptions from registration and qualification may not be available or may not permit the Optionee to transfer all or any of the shares subject to the Option in the amounts or at the times proposed by him.

          (c) To the extent required by Rule 16b-3 under the Exchange Act, the shares of Common Stock acquired upon exercise of the Option may not, without the consent of the Board of Directors of the Corporation or the Compensation Committee of the Board, be disposed of by the Optionee until the expiration of six months after the date of grant of the Option.

     12.  Amendment and Termination; Waiver.  This Agreement may be modified,
          ---------------------------------
amended or terminated only by the written agreement of the parties hereto. The waiver by the Corporation of a breach of any provision of the Agreement by the Optionee shall not operate or be construed as a waiver of any subsequent breach by the Optionee.

     13.  Withholding.  The Optionee acknowledges that the Corporation shall
          -----------
require the Optionee to pay the Corporation the amount of any federal, state, local or other tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of the Optionee, and the Optionee agrees, as a condition to the grant of the Option and the issuance of any shares, to satisfy such obligations.

     14.  Governing Law.  This Agreement shall be construed and enforced
          -------------
according to the laws of the State of Delaware, without regard to the principles of conflicts of laws.

     15.  Notices.  Any written notices provided for in this Agreement shall be
          -------
in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notices shall be directed, if to the Optionee, at the Optionee's address indicated by the Corporation's records, or if to the Corporation, at the Corporation's principal office.

     16.  Severability.  The provisions of this Agreement are severable and if
          ------------
any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

     17.  Unfunded Plan; Retirement Plans.
          -------------------------------

          (a) Neither the Optionee nor any other person shall, by reason of this Agreement, acquire any right in or title to any assets, funds or property of the Corporation or any related entity including, without limitation, any specific funds, assets or other property which the Corporation or any related entity, in their discretion, may set aside in anticipation of a liability under this Agreement. The Optionee shall have only a contractual right to the Common Stock issuable pursuant to this Agreement, unsecured by any assets of the Corporation or any related entity. Nothing contained in this Agreement shall constitute a guarantee that the assets of such corporations shall be sufficient to pay any benefits to any person.

          (b) In no event shall any amounts accrued, distributable or payable under this Agreement be treated as compensation for the purpose of determining the amount of contributions or benefits to which the Optionee shall be entitled under any retirement plan sponsored by the Corporation or a related entity that is intended to be a qualified plan within the meaning of Section 401(a) of the Code.

     IN WITNESS WHEREOF, this Agreement has been executed in behalf of the Corporation and by the Optionee effective as of the day and year first above written.

                              CLARUS CORPORATION


                              By: /s/ Stephen P. Jeffery
                                  ----------------------------------
                                       Stephen P. Jeffery
                                       President and Chief Executive Officer

Attest:



--------------------------
Secretary

[Corporate Seal]
                              OPTIONEE

                              /s/ Sean Feeney                 (SEAL)
                              --------------------------------
                              Sean Feeney

                                  SCHEDULE A

                              CLARUS CORPORATION

                            Stock Option Agreement




Date Option granted:  August 15, 2001.
Date Option expires:  August 14, 2011.
Number of shares subject to Option:  150,000 shares.
Option price (per share): $7.44.
Status of Option: Nonqualified Stock Option

Vesting Schedule
----------------

Subject to the terms of the Agreement, the Option shall vest as follows: (i) twenty-five percent (25%) of the shares subject to the Option shall vest on the first anniversary of the date of grant; and (ii) the remaining portion of the Option shall vest in equal monthly installments for 36 months beginning on August 15, 2001. The Option shall expire on August 14, 2011, or such earlier date as may be provided in the Agreement.